EXHIBIT B

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D/A to which this Joint Filing Agreement is attached, and have duly executed this Joint Filing Agreement as of the date set forth below.

Dated: May 3, 2018	MARIPOSA ACQUISITION, LLC

	By:	/s/ Desiree DeStefano
Name: Desiree DeStefano
Title: President

MARTIN E. FRANKLIN REVOCABLE TRUST

By:	/s/ Martin E. Franklin
Martin E. Franklin, as settlor and trustee of the
Martin E. Franklin Revocable Trust

MEF HOLDINGS, LLLP

By:	MEF Holdings, LLC
Its:	General Partner

By:	Mariposa Capital, LLC
Its:	Manager

By:	/s/ Desiree DeStefano
Name: Desiree DeStefano
Title: Chief Financial Officer

/s/ Martin E. Franklin
Martin E. Franklin

BERGGRUEN HOLDINGS LTD

By:	/s/ Justin Topilow
Name:	Justin Topilow
Title:	Director

NICOLAS BERGGRUEN CHARITABLE TRUST

By:	MAITLAND TRUSTEES LIMITED, AS TRUSTEE

By:	/s/ Colin Bird
Name:	Colin Bird
Title:	Authorized signatory

By:	/s/ Tessa Burrows
Name:	Tessa Burrows
Title:	Authorized signatory